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                                                                  EXHIBIT 10.1.7

June 19, 1996

Danny Edwards
Chairman and CEO
Royal Grip, Inc.
444 West Geneva Drive
Tempe, AZ  85282

Dear Danny:

EVEREN Securities, Inc. ("ESI") is pleased to present this addendum to our engagement letter dated May 14, 1996 to expand the scope of our investment banking services to Royal Grip, Inc. (collectively with its affiliates, the "Company"), to include exclusive representation of the Company in connection with the possible sale of all, or part, the Company's assets or common stock (the "Transaction").

As compensation for our services, we will utilize the buy-side advisory fee schedule outlined in Paragraph 3, Section (b) of the May 14, 1996 engagement letter. In the event that a fairness opinion is required by the Company's board of directors, ESI shall furnish that report at a price to be determined at the time of request.

The Company retains all rights to approve introduction of the opportunity to any, and all, potential buyers. The remaining terms and conditions of the May 14, 1996 contract shall govern this addendum. If the foregoing is acceptable, please sign this letter in the space provided below.

                                 Very truly yours,

                                 EVEREN SECURITIES, INC.

                                 By:      /s/ Glenn T. Tofil
                                          ---------------------------
                                          Glenn T. Tofil
                                          Vice President

Accepted and Agreed to this
   25th    day of June 1996


Royal Grip, Inc.

By:      /s/ Danny Edwards
         ---------------------------------
         Danny Edwards, Chairman and CEO